                                                                     Exhibit 3.3

                                            STATE OF DELAWARE
                                           SECRETARY OF STATE
                                         DIVISION OF CORPORATIONS
                                         FILED 09:00 AM 01/28/1993
                                            753028015 - 2324073

                         CERTIFICATE OF INCORPORATION

                                      OF

                            WOODS ACQUISITION CORP.
                            -----------------------

         FIRST.  The name of the corporation is:
                 "Woods Acquisition Corp."

         SECOND: The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the city of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same may be amended from time to time ("GCL").

        FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

         FIFTH: The name and mailing address of the incorporator is Kathleen M. Howard, 10 South Wacker Drive, Suite 4000, Chicago, Illinois 60606.

        SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

        SEVENTH:  The election of directors need not be by written ballot.

        EIGHTH: The corporation shall indemnify, and advance expenses to, each director, officer, trustee, employee or agent of the corporation and each person who is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the manner and to the fullest extent provided in
Section 145 of the GCL as the same now exists or may hereafter be amended. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or any successor provision or (iv) for any transaction from which the director derived an improper personal benefit.

         THE UNDERSIGNED, being the incorporator hereinabove named, for the purposes of forming a corporation pursuant to the GCL, does hereunto set her hand this 27th day of January, 1993.


                                           /s/ Kathleen M. Howard
                                           --------------------------
                                           Kathleen M. Howard

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 02/26/1993
 753057059 - 2324073

                           CERTIFICATE OF AMENDMENT

                                      TO

                         CERTIFICATE OF INCORPORATION

                                      OF

                            WOODS ACQUISITION CORP.


         WOODS ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), HEREBY CERTIFIES:

         FIRST: That the sole director of the Corporation duly adopted a resolution on February 26, 1993 proposing and declaring advisable that Article 1 of the Certificate of Incorporation of the Corporation be amended to read as follows:
              "1.  The name of the corporation is Woods Equipment Company"

         SECOND: That the foregoing resolution was duly adopted by the sole stockholder of the Corporation through written consent on February 26, 1993 in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the foregoing Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Woods Acquisition Corp., has caused this certificate to be signed by its President and attested by the Secretary, as of this 26th, day of February, 1993.


                                 By: /s/ Daniel J. Hennessy,
                                     -------------------------
                                     Daniel J. Hennessy,
                                     President

Attest:


By: /s/ Peter M. Gotsch,
    -----------------------------
    Peter M. Gotsch,
    Secretary

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/29/1994
  944075805 - 2324073
                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

                                     * * *

     WOODS EQUIPMENT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
 CERTIFY:

     FIRST: That the sole director of said Corporation, by written consent pursuant to Section 141(f) of the General Corporation Law, adopted resolutions proposing and declaring advisable that Article FIRST of the Certificate of Incorporation of said Corporation be amended and restated as follows:

         "FIRST:  The name of the corporation is: WEC Company."

     SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has given its written consent to said amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said WOODS EQUIPMENT COMPANY has caused this certificate to be signed by Thomas J. Laird, its President, and Peter M. Gotsch, its Assistant Secretary, this 28th day of April, 1994.



                                   By:  /s/ Thomas J. Laird
                                        -------------------------------
                                        Thomas J. Laird, President



                                   By:  /s/ Peter M. Gotsch
                                        -------------------------------
                                        Peter M. Gotsch, Assistant
                                        Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                        GANNON MANUFACTURING CO., INC.

                                     INTO

                                  WEC COMPANY

                              ------------------


                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware

                              ------------------

         WEC Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"):

         DOES HEREBY CERTIFY:

         FIRST: That the Corporation was incorporated on the 28th day of January, 1993 under the name "Woods Acquisition Corp.", pursuant to the General Corporation Law of the State of Delaware ("DGCL").

         SECOND: That the Corporation owns all of the outstanding shares (the "Shares") of common stock, no par value per share, and preferred stock, $100 par value per share, of Gannon Manufacturing Co., Inc., a California corporation ("Gannon"), and Gannon has no classes of stock outstanding other than said common stock and preferred stock.

         THIRD: That the Corporation, by resolutions of its Board of Directors, duly adopted by the Board of Directors by unanimous consent in lieu of a meeting on June 30, 1994 has determined to merge Gannon with and into the Corporation pursuant to Section 253 of the DGCL, with the Corporation as the surviving corporation (the "Merger"). A true copy of said resolutions is annexed hereto as Exhibit A and incorporated herein by reference. Said resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

         FOURTH: That the laws of the jurisdiction of the organization of Gannon permit a merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

        FIFTH: That the Merger shall become effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of Delaware in accordance with the provisions of Sections 103 and 253 of the DGCL.

         IN WITNESS WHEREOF, WEC Company has caused this Certificate of Ownership and Merger to be signed by Brian P. Simmons, its Chairman and attested to by Peter M. Gotsch, its Assistant Secretary, as of this 30th day of June, 1994.

                                         WEC COMPANY

                                         By: /s/ Brian P. Simmons
                                             ------------------------------
                                             Brian P. Simmons
                                             Chairman

ATTEST:


/s/ Peter M. Gotsch
-------------------------------
Peter M. Gotsch
Assistant Secretary

                                                                       Exhibit A
                      CONSENT IN LIEU OF SPECIAL MEETINGC
                           OF THE BOARD OF DIRECTORSC
                                OF WEC COMPANY

                 ---------------------------------------------

     The undersigned, constituting the Board of Directors of WEC Company, a Delaware corporation (the "Corporation"), in lieu of a special meeting, hereby adopt the following resolutions by written consent pursuant to Section 141(f) of the General Corporation Laws of the State of Delaware:

        WHEREAS, the Corporation owns all of the outstanding shares of common stock, no par value per share, and preferred stock, $100 par value per share, of Gannon Manufacturing Co., Inc., a California corporation ("Gannon"), and Gannon has no classes of stock issued and outstanding other than said common stock and preferred stock; and

        WHEREAS, the Board of Directors of the Corporation hereby deems it advisable and to the advantage of the Corporation the Gannon merge with and into the Corporation (the "Merger").

     NOW, THEREFORE, IT IS

        RESOLVED, that in accordance with and pursuant to Section 253 of the General Corporation Law of the State of Delaware and Section 1110 of the California General Corporation Law, it is hereby authorized and directed that Gannon, be merged with and into the Corporation, upon the following terms and conditions (such merger is hereinafter referred to as the "Merger"):

              (i) At the Effective Time (as hereinafter defined), Gannon shall be merged with and into the Corporation (in its capacity as the Surviving corporation in the Merger, it shall sometimes hereinafter be referred to as the "Surviving Corporation"), which Surviving Corporation shall continue to be governed by the internal laws of the State of Delaware, and the separate corporate existence of Gannon shall cease;

              (ii) As of and after the Effective Time, all the estate, property, rights, privileges, franchises, immunities and powers of Gannon, shall vest in, and be held and enjoyed by, the Surviving Corporation, and the Surviving Corporation shall assume and be liable for all the duties, liabilities and obligations of Gannon;

              (iii) The Merger shall be consummated in accordance with Section 253 of the General Corporation Law of the State of Delaware and
        Section 1110 of the California General Corporation Law;

              (iv) As of and at the Effective Time, by virtue of the Merger and without any further action or deed by or on behalf of Gannon, the Corporation or the stockholders thereof, all of the issued and outstanding shares of the common and preferred stock of Gannon shall be cancelled and no cash, securities or other consideration shall be delivered in exchange therefor;

              (v) As of and at the Effective Time, the Certificate of Incorporation and By-Laws of the Corporation as in effect immediately prior to the Effective Time, shall continue to be the Certificate of Incorporation and By-Laws of the Surviving Corporation, until thereafter duly amended in accordance with the General Corporation Law of the State of Delaware, and the officers and directors of the Corporation shall continue in office as the officers and directors, respectively, of the Surviving Corporation without change after the Effective Time;

              (vi) As used in this Unanimous Consent Action, the term "Effective Time" shall be the date of filing with the Secretaries of States.

        FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to prepare, acknowledge, execute and file all required merger documents with the Secretary of State of the States of California and Delaware by, for or on behalf of and in the name of the Corporation in accordance with and pursuant to the California General Corporation Law and the General Corporation Law of the State of Delaware.

        FURTHER RESOLVED, that the officers of the Corporation be, and hereby are, authorized to issue, execute, deliver and/or record such articles, certificates, agreements, and other documents, and to perform such acts as they may deem necessary to implement, and effectuate the foregoing resolutions, including obtaining such consents to the transactions contemplated thereby as such officers shall deem appropriate and qualifying the Corporation to do business or otherwise qualify in such jurisdictions where Gannon was so qualified.

     The actions taken by this consent shall have the same force and effect as if taken by the undersigned at a special meeting of the Board of Directors of the Corporation duly called and constituted pursuant to the laws of the State of Delaware and the Corporation's By-Laws.

Dated as of June 30, 1994.


                                         /s/ Daniel J. Hennessy
                                         -----------------------
                                         Daniel J. Hennessy, being the sole
                                         director of the Corporation

                       Certificate of Ownership and Merger
                                       of
                             Wain-Roy Holding, Inc.
                            (a Delaware corporation)
                                      into
                                  WEC COMPANY
                            (a Delaware corporation)


     It Is Hereby Certified that:

     1. WEC Company (the "Corporation") is a business corporation in the State of Delaware.

     2. The Corporation is the owner of all of the outstanding shares of the stock of Wain-Roy Holding, Inc. ("Wain-Roy"), which is also a business corporation in the State of Delaware.

     3. On the date hereof, the Board of Directors of the Corporation adopted the following resolutions to merge Wain-Roy into the Corporation:

     RESOLVED that Wain-Roy be merged into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Wain-Roy be vested and held in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Wain-Roy in its name; and

     RESOLVED that the Corporation shall assume all of the obligations of Wain-Roy; and

     RESOLVED that the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction; and

     RESOLVED, that the appropriate officers of the Corporation are hereby authorized to execute and deliver any and all instruments or documents necessary or desirable to be executed and delivered in order to effectuate the foregoing transaction, the approval of which shall be conclusively established by execution and delivery thereof.

     Executed on October 31, 1997.


                                         WEC Company

                                         By: /s/ Thomas J. Laird
                                             --------------------------------
                                             Its President

                             CERTIFICATE OF MERGER
                                       OF
                           CENTRAL FABRICATORS, INC.
                           (a Wisconsin corporation)
                                  WEC COMPANY
                            (a Delaware corporation)

     It is hereby certified that:

     1. The business corporations participating in the merger herein certified are:

         (i) Central Fabricators, Inc. is a business corporation in the State of Wisconsin; and

         (ii) WEC Company is a business corporation in the State of Delaware.

     2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the above-listed corporations in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware and the State of Wisconsin.

     3. The name of the surviving corporation in the merger herein is WEC Company, which will continue its existence as the surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of the surviving corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation.

     5. The executed Agreement of Merger between the above-listed corporations is on file at the principal place of business of the surviving corporation, the address of which is as follows:

         6944 Newburg Road
         Rockford, Illinois 61108

     6. A copy of the executed Agreement of Merger will be furnished by the surviving corporation, on request, and without cost, to any stockholder of each of the above-listed companies.

     7. The Agreement of Merger between the above-listed corporations provides that the merger herein certified shall be effective upon filing.

Dated: July 28, 1999

                               CENTRAL FABRICATORS, INC.


                               By: /s/ Steven M. Vandemore
                                   -------------------------------------
                                   Its: Vice President
                                        -----------------------------
                                        Steven H. Vandemore


                                WEC COMPANY


                                By: /s/ Steven M. Vandemore
                                    ------------------------------------
                                    Its: Vice President
                                    Steven H. Vandemore

                             CERTIFICATE OF MERGER
                                       OF
                               ALITEC CORPORATION
                            (an Indiana corporation)
                                  WEC COMPANY
                            (a Delaware corporation)

     It is hereby catified that:

     1. The business corporations participating in the merger herein certified are:

         (i) Alitec Corporation is a business corporation in the State of Indiana; and

         (ii) WEC Company is a business corporation in the State of Delaware,

     2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the above-listed corporations in accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware and the State of Indiana.

     3. The name of the surviving corporation in the merger herein is WEC Company, which will continue its existence as the surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of the surviving corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation.

     5. The executed Agreement of Merger between the above-listed corporations is on file at the principal place of business of the surviving corporation, the address of which is as follows:

         6944 Newburg Road
         Rockford, Illinois 61108

     6. A copy of the executed Agreement of Merger will be furnished by the surviving corporation, on request, and without cost, to any stockholder of each of the above-listed companies.

     7. The Agreement of Merger between the above-listed corporations provides that the merger herein certified shall be effective upon filing.

Dated: July 30, 1999

                                         ALITEC CORPORATION


                                         By: /s/ Steven M. Vandemore
                                             --------------------------------
                                             Its: Vice President
                                             Steven M. Vandemore

                                             WEC COMPANY


                                         By: /s/ Steven M. Vandemore
                                             -------------------------------
                                             Its: Vice President
                                             Steven M. Vandemore
                                      -2-